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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 4, 1999 with respect to the financial statements of Transcend Therapeutics, Inc. in the Proxy Statement of Transcend Therapeutics, Inc. that is made a part of Amendment No. 1 to the Registration Statement (Form S-4), File No. 333-77583 and related Prospectus of KeraVision, Inc., for the registration of shares of its common stock.

                                          /s/ ERNST & YOUNG LLP

Boston, Massachusetts
April 30, 1999